Exhibit 99.1

Chicago Atlantic BDC, Inc. Announces First Quarter 2025 Financial Results Conference Call

NEW YORK, April 30, 2025 — Chicago Atlantic BDC, Inc. (the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced details for the release of its financial results for the first quarter ended March 31, 2025.

The Company plans to release its financial results for the first quarter ended March 31, 2025 before the market opens on Wednesday, May 14, 2025, and host a conference call and live audio webcast, both open for the general public to hear, later that day at 9:00 a.m. Eastern Time. The number to call for the conference call is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast will be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on May 14, 2025.

Call Details – Chicago Atlantic BDC, Inc. First Quarter 2025 Financial Results:

•	When: Wednesday, May 14, 2025

•	Time: 9:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/jzmxrb2v

•	Replay: lien.chicagoatlantic.com

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact:

Tripp Sullivan

SCR Partners, LLC

LIEN@chicagoatlantic.com